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                                                                   Exhibit 11(c)

                            Secretary's Certificate

     I, Lisa A. Rosen, Secretary of The Munder Funds Trust ("Trust"), hereby certify that the following resolution authorizing Paul Roye, Lisa A. Rosen and Cynthia Surprise to sign the Trust's Registration Statement on behalf of Lee Munder, President of the Trust, has been adopted, at a meeting of the Board of Trustees duly called and held on February 24, 1998, at which a quorum was present and acting throughout:

     Resolved, that Paul Roye, Lisa A. Rosen and Cynthia Surprise be, and hereby are authorized to execute and sign on behalf of Lee Munder, President of the Trust, all amendments and supplements to the Trust's Registration Statements on Form N-1A pursuant to a power of attorney from Lee Munder and hereby ratifies the execution of such Registration Statements by such persons.



Dated: August 28, 1998       /s/ Lisa A. Rosen
                             --------------------------------------
                             Lisa A. Rosen, Secretary
                             The Munder Funds Trust